Exhibit 21.1

List of Principal Subsidiaries and Variable Interest Entity of the Registrant

Principal Subsidiaries	Place of Incorporation

Dasouche Group Limited	The British Virgin Islands

Dasouche Limited	Hong Kong

Souche Group Limited (BVI)	The British Virgin Islands

Souche New Limited (HK)	Hong Kong

CheYiPai (Beijing) Automotive Technology Service Co., Ltd.	PRC

Sichuan Dasouche Software Technology Co., Ltd.	PRC

Hangzhou Dasouche Information Technology Service Co., Ltd.	PRC

Zhejiang Dasouche Software Technology Co., Ltd.	PRC

Beijing Hongyun Xianghe Used Motor Vehicle Brokerage Co., Ltd.	PRC

Hangzhou Souche Cloud Technology Co., Ltd.	PRC

Beijing Shared Logistics Service Co., Ltd.	PRC

Zhejiang Dasouche Technology Development Co., Ltd.	PRC

Zhejiang Souche Cloud Technology Co., Ltd.	PRC

Variable Interest Entities and their Subsidiaries	Place of Incorporation

Beijing Peak Technology Co., Ltd.	PRC

Hangzhou Souche Network Technology Co., Ltd.	PRC

Beijing Yunyang Information Technology Co., Ltd.	PRC

Beijing Yunche Network Technology Co., Ltd.	PRC

Beijing Automobile 168 Information Technology Co., Ltd.	PRC